UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2010

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)           On February 25, 2010, Autobytel Inc.’s management concluded, and the Audit Committee of the Board of Directors concurred, that the previously issued unaudited condensed consolidated financial statements of Autobytel for the quarterly periods ended June 30, 2009 and September 30, 2009 should be restated to correct a misstatement resulting from an improper allocation of  the income tax provision (benefit) between continuing operations and discontinued operations in accordance with ASC 740, Accounting for Income Taxes. There was no impact to the net losses or to the balance sheets or statements of cash flows reported for these quarterly periods as a result of this misstatement.

The financial statements in question were filed with Autobytel’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2009 and September 30, 2009. Autobytel will correct the misstatement in its financial statements for the above-referenced quarterly periods and include these corrected unaudited condensed consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Autobytel identified the misstatement in the process of completing its year-end financial statement close. Autobytel’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02(a) with Autobytel’s independent registered public accounting firm and have concluded that the existing unaudited condensed consolidate financial statements in the Quarterly Reports on Form 10-Q for the quarterly periods referred to above should no longer be relied upon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

 Date: March 2, 2010                                                                By: /s/ Glenn E. Fuller
       Glenn E. Fuller, Executive Vice President,
        Chief Legal and Administrative Officer
         and Secretary